EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration
Statement Nos. 33-45599, 33-52834, and 33-49837 of San Diego Gas & Electric Company on Forms S-3 of our report dated February 4, 2000, appearing in this Annual Report on Form 10-K of San Diego Gas &
Electric Company for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 28, 2000